CONFIDENTIAL

EXECUTION VERSION

***Text Omitted and Filed Separately with

the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2.

Exhibit 10.1

FIRST AMENDMENT TO

GPEx®-DERIVED CELL LINE SALES AGREEMENT

This First Amendment to GPEx®-Derived Cell Line Sales Agreement (this “First Amendment”), is made as of this 1st day of April,  2015 (“First Amendment Effective Date”), by and between Xencor, Inc., a Delaware corporation,  having its principal place of business at 111 West Lemon Avenue, Monrovia, CA 91016 (“Xencor”), and Catalent Pharma Solutions, LLC, a Delaware limited liability company, having a place of business at 14 Schoolhouse Road, Somerset, NJ 08873 (“Catalent”).

RECITALS

A.Xencor and Catalent have entered into that certain GPEx®-Derived Cell Line Sales Agreement, dated December 21, 2011 (the “Agreement”), pursuant to which Catalent has sold certain cell lines to Xencor;

B.Xencor and Catalent desire to amend the Agreement and to record their mutual understanding of certain revised terms and conditions.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:

1.Definitions.  Capitalized terms used and not otherwise defined in this First Amendment shall have the meanings assigned to them in the Agreement.  For clarity, the term “Agreement” as used in the Agreement and herein shall mean the Agreement as amended hereby.

2.Specific Amendments.  In connection with and/or as a result of the revised terms and conditions agreed by the parties, the Agreement is hereby amended as follows:

A.Section 3.1 is hereby amended to add the following sentences to Section 3.1 and to replace the table therein in its entirety with the table that follows hereafter:

 “Notwithstanding anything to the contrary in Section 3.1, the parties agree that Xencor shall not pay any of the milestone payments or annual payments to Catalent under this Section 3.1 as long as Catalent is manufacturing Product for Xencor; provided, however, that, for the avoidance of doubt, Xencor shall pay such milestone payments and annual payments in the event that Catalent is not manufacturing Product for Xencor but may be performing any other services with respect to Product tor Xencor. For further clarification, Xencor shall not pay such milestones and annual payments until it transfers the manufacturing process for Product to another manufacturing Company.  Xencor shall pay to Catalent […***…] percent ([…***…]%) royalty with respect to Net Sales of Product not manufactured at Catalent. For purposes of clarification, any milestone events that occur while Catalent is manufacturing Product for Xencor become null and void such that if Xencor eventually moves to another manufacturer, payments for such previous milestone events do not become due and payable. Xencor shall pay to Catalent a royalty

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CONFIDENTIAL

EXECUTION VERSION

with respect to Net Sales of Product not manufactured at Catalent as set forth in the table that follows.”

In the event that Xencor contracts for manufacture of Product by third party CMO
Milestone/Royalty	Payment
[…***…]	$[…***…]
[…***…]	$[…***…]
[…***…]	$[…***…]
[…***…]	$[…***…]

[…***…]	[…***…]

3.No Other Variation.  Except as expressly provided in this First Amendment, all the terms, conditions and provisions of the Agreement (including the rights, duties, liabilities and obligations of the parties thereunder) remain in full force and effect, and shall apply to the construction of this First Amendment.

4.Governing Law.  This First Amendment shall be construed under and enforced in accordance with the laws of the state of New York, without regard to its conflicts of law principles.

5.Entire Agreement.  This First Amendment and the Agreement, including their Attachments, if any, constitute the entire agreement between the parties relating to the subject matter hereof and thereof, and may not be varied except in writing signed by a duly authorized representative of each party.

6.Counterparts.  This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

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CONFIDENTIAL

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this First Amendment effective as of the First Amendment Effective Date.

XENCOR, INC.

By:	/s/John J. Kuch
Name:	John J. Kuch
Title:	Vice President, Finance

CATALENT PHARMA SOLUTIONS, LLC

By:	/s/ Andrew Sandford
Name:	Andrew Sandford
Title:	VP, GBD- Biologics

Signature Page to First Amendment to GPEx®-Derived Cell Line Sales Agreement